UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2013

OTTAWA SAVINGS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

United States	0-51367	20-3074627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

925 LaSalle Street, Ottawa, IL 61350
(Address of principal executive offices) (Zip Code)

(815) 433-2525
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)           The annual meeting of stockholders of Ottawa Savings Bancorp, Inc. was held on May 15, 2013.

(b)           The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.             The following individuals were elected as directors by the following vote:

Name	Shares Voted For	Votes Withheld

For a term ending in 2016:
James A. Ferrero	1,598,688	11,136
Keith F. Johnson	1,598,406	11,418

For a term ending in 2014:
John M. Armstrong	1,601,940	7,884

There were 222,780 broker non-votes on the proposal.

2.           The appointment of McGladrey LLP as the independent registered public accounting firm of Ottawa Savings Bancorp, Inc. for the fiscal year ending December 31, 2013 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
1,820,316	8,123	4,165

There were no broker non-votes on the proposal.

3.           The shareholders voted in favor of the non-binding resolution to approve the compensation of the named executive officers by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
1,579,622	13,940	16,262

There were 222,780 broker non-votes on the proposal.

4.           The shareholders voted, on an advisory basis, in favor of holding a shareholder advisory vote on the compensation of the named executive officers every three years as set forth below:

One Year	Two Years	Three Years	Abstentions
89,137	13,022	1,475,899	31,766

There were 222,780 broker non-votes on the proposal.

The board of directors determined that an advisory vote on the approval of the compensation of the named executive officers will be included every three years in the Company’s proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTAWA SAVINGS BANCORP, INC. (Registrant)

Date: May 17, 2013	By:	/s/ Jon L. Kranov
Jon L. Kranov
Chief Executive Officer